

                                                                                                       Exhibit 11.1

                                     WRIGHT MEDICAL TECHNOLOGY, INC. AND SUBSIDIARIES

                                             COMPUTATION OF EARNINGS PER SHARE

                                           (in thousands, except loss per share)


                                                                                 Years Ended
                                                  --------------------------------------------------------------------------
                                                   December 31, 1996          December 31, 1995         December 31, 1994
                                                  ---------------------     ----------------------     ---------------------

Net loss                                           $          (14,589)         $          (6,492)        $         (49,380)

Dividends on preferred stock                                  (14,251)                   (10,455)                   (3,447)

Accretion of preferred stock discount                          (6,458)                    (2,836)                     (339)
                                                  ---------------------     ----------------------     ---------------------

Net loss applicable to common
      and common equivalent shares                 $          (35,298)         $         (19,783)        $         (53,166)
                                                  =====================     ======================     =====================

Weighted average shares of
      common stock outstanding (a)                              9,059                      8,825                     8,717
                                                  =====================     ======================     =====================

Loss per share of common stock                     $            (3.90)         $           (2.24)        $           (6.10)
                                                  =====================     ======================     =====================





(a) Because of the net loss applicable to common stock, the assumed exercise of common stock equivalents has not been included in the computation of
      weighted  average  shares  outstanding   because  their  effect  would  be
      anti-dilutive.

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